Exhibit 21

SUBSIDIARIES OF CARNIVAL CORPORATION AND CARNIVAL PLC

The following is a list of all of our subsidiaries, their jurisdiction of incorporation and the names under which they do business.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
A.C.N. 098 290 834 Pty. Ltd.	Australia
A.J. Juneau Dock, LLC	Alaska
APVS S.r.L.	Italy
AIDA Kundecenter GmbH	Germany
Air-Sea Holiday GmbH	Switzerland
Alaska Hotel Properties LLC	Delaware
Barcelona Cruise Terminal SLU	Spain
Bay Island Cruise Port, S.A.	Honduras
Belize Cruise Terminal Limited	Belize
Carnival UK Limited	UK
Carnival Bahamas FC Limited	Bahamas
Carnival Bahamas Holding Limited	Bahamas
Carnival Celebration, Inc.	Texas
Carnival Corporation Hong King Limited	Hong Kong
Carnival Corporation Korea Ltd.	Korea
Carnival Corporation & plc Asia (Hong Kong) Limited	Hong Kong
Carnival Corporation & plc Asia Pte. Ltd.	Singapore
Carnival Grand Bahama Investments Limited	Bahamas
Carnival Investments Limited	Bahamas
Carnival Japan, Inc.	Japan
Carnival License Holdings Limited	Bahamas
Carnival Maritime GmbH	Germany
Carnival North America LLC	Florida
Carnival Ports Inc.	Florida
Carnival Support Services India Private Limited	India
Carnival Technical Services (UK) Limited	UK
Carnival Technical Services GmbH	Germany
Carnival Technical Services, Inc.	Japan
CCL Gifts, LLC	Florida
CC U.S. Ventures, Inc.	Delaware
C.F.G. Cruise & Ferry Group Srl	Italy
CGTH Srl	Italy
Chantier Naval de Marseille SAS	France
Costa Crociere PTE Ltd.	Singapore
Costa Crociere S.p.A.	Italy
Costa Cruceros S.A.	Argentina
Costa Cruise Lines (UK) Ltd.	UK
Costa Cruise Lines Inc.	Florida

Exhibit 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Costa Cruises Shipping Services (Shanghai) Company Limited	China
Costa Cruises Travel Agency (Shanghai) Co., Ltd.	China
Costa Cruzeiros Agencia Maritima e Turismo Ltda.	Brazil
Costa Group Digital & Strategic Services GmbH	Germany
Costa International B.V.	Netherlands
Costa Kreuzfahrten GmbH	Switzerland
Costamed Ship Services S.r.L.	Italy
Cozumel Cruise Terminal S.A. de C.V.	Mexico
Cruiseport Curacao C.V.	Curacao
Cruise Ships Catering & Services International N.V.	Curacao
Cruise Shipping Services Limited	Bahamas
Cruise Terminal Services, S.A. de C.V.	Mexico
Cunard Celtic Limited	Hong Kong
DR Cruise Port, Ltd.	Bahamas
Ecospray Technologies S.r.L.	Italy
F.P.M. SAS	French Polynesia
F.P.P. SAS	French Polynesia
Fathom Travel Ltd.	UK
Finpax S.r.L.	Italy
Fleet Maritime Services (Bermuda) Limited	Bermuda
Fleet Maritime Services Holdings (Bermuda) Limited	Bermuda
Fleet Maritime Services International Limited	Bermuda
GEO S.p.A. (f/k/a Promo Net S.p.A.)	Italy
Gibs, Inc.	Delaware
Global Experience Innovators, Inc.	Florida
Global Fine Arts, Inc.	Florida
Global Shipping Service (Shanghai) Co., Ltd.	China
Grand Bahama Ship Yard Limited	Bahamas
Grand Cruise Shipping Unipessoal LdA	Portugal (Madeira)
Grand Turk Cruise Center Ltd.	Turks & Caicos
GXI, LLC	Delaware
HAL Antillen N.V.	Curacao
HAL Beheer B.V.	Netherlands
HAL Cruises Limited	Bahamas
HAL Maritime Ltd.	British Virgin Islands
HAL Nederland N.V.	Curacao
HAL Properties Limited	Bahamas
HAL Services B.V.	Netherlands
HCC Hanseatic Cruise Centers GmbH	Germany
Holding Division Iberocruceros SLU	Spain
Holland America Line Inc.	Washington
Holland America Line Paymaster of Washington LLC	Washington
Holland America Line U.S.A., Inc.	Delaware

Exhibit 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Holland America Line N.V.	Curacao
HSE Hamburg School of Entertainment GmbH	Germany
Ibero Cruzeiros Ltda.	Brazil
Iberocruceros SLU	Spain
Information Assistance Corporation	Bermuda
International Cruise Services, S.A. de C.V.	Mexico
International Leisure Travel Inc.	Panama
International Maritime Recruitment Agency, S.A. de C.V.	Mexico
Ketchikan Dock Company, LLC	Alaska
Marseille Provence Cruise Terminal SAS	France
Milestone N.V.	Curacao
Navitrans B.V.	Netherlands
Ocean Medallion Fulfillment, Ltd.	Bahamas
Operadora Catalina S.r.L.	Dominican Republic
P&O Princess American Holdings	UK
P&O Princess Cruises International Limited	UK
P&O Princess Cruises Pension Trustee Limited	UK
P&O Properties (California), Inc.	California
P&O Travel Limited	UK
Prestige Cruises Management S.A.M.	Monaco
Prestige Cruises N.V.	Curacao
Princess Bermuda Holdings, Ltd.	Bermuda
Princess Cays Ltd.	Bahamas
Princess Cruise Lines, Ltd.	Bermuda
Princess Cruises and Tours, Inc.	Delaware
Princess Cruise Corporation Inc.	Panama
Princess U.S. Holdings, Inc.	California
RCT Maintenance & Related Services S.A.	Honduras
RCT Pilots & Related Services, S.A.	Honduras
RCT Security & Related Services S.A.	Honduras
Roatan Cruise Terminal S.A. de C.V.	Honduras
Roma Cruise Terminal S.p.L.	Italy
Royal Hyway Tours, Inc.	Alaska
Seabourn Cruise Line Limited	Bermuda
SeaVacations Limited	UK
SeaVacations UK Limited	UK
Shanghai Coast Cruise Consulting Co. Lda	China
Ship Care (Bahamas) Limited	Bahamas
Sitmar Cruises Inc.	Panama
Societa per il Nuovo Deposito Franco Darsena del porto di Genova S.r.L.	Italy
Southwark 2013 Ltd.	Isle of Man
Spanish Cruise Services N.V.	Curacao
Stazioni Maritime S.p.A.	Italy

Exhibit 21

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Sunshine Shipping Corporation Ltd.	Bermuda
Terminal Napoli S.p.A.	Italy
Tour Alaska, LLC	Delaware
Transnational Services Corporation	Panama
Trident Insurance Company Ltd.	Bermuda
Trieste Adriatic Maritime Initiatives S.r.L.	Italy
Venezia Investimenti S.r.L.	Italy
Venezia Terminal Passeggeri S.p.A.	Italy
Welcome Travel Group S.p.A.	Italy
Westmark Hotels of Canada, Ltd.	British Columbia Canada
Westmark Hotels, Inc.	Alaska
Westours Motor Coaches, LLC	Alaska
Wind Surf Limited	Bahamas
World Leading Cruise Management (Shanghai) Co., Ltd.	China